UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2012, Computer Software Innovations, Inc. (the “Company”) amended its lease agreement with Edge Developments, LLC (“EDL”) for 30,000 square feet of warehouse space at 903A East Main Street, Easley, SC, by entering into the Second Amendment to Lease (the “Lease Amendment”). The Lease Amendment generally extends the terms of the Commercial Lease Agreement dated March 23, 2010, as amended (the “Lease”), for an additional two years. It requires monthly payments of $6,600 from July 1, 2012 until June 30, 2013, and monthly payments of $6,725 from July 1, 2013 until June 30, 2014. Under the terms of the Lease Amendment, the Company and EDL agree to split the cost of certain improvements to the facility. The Lease Amendment also contains an early termination clause, which the Company may elect to exercise during July 2013. The Lease, as modified by the Lease Amendment, expires on June 30, 2014.

The foregoing description of the Amended Lease to the lease is qualified in its entirety by the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Second Amendment to Lease dated June 29, 2012 by and between Computer Software Innovations, Inc. and Edge Developments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: July 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Lease dated June 29, 2012 by and between Computer Software Innovations, Inc. and Edge Developments, LLC.